ARTICLES OF INCORPORATION

                                       OF

                              CIGMA VENTURES CORP.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I

NAME

     The name or this corporation is CIGMA VENTURES CORP.

                                   ARTICLE II

NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

CAPITAL STOCK

     The capital stock of this corporation shall consist of 100,000,000 shares of common stock having a par value of $.0001 per share. All of said stock shall be issued only for cash or other property or for services at a just valuation as shall be determined by the Board of Directors.

                                   ARTICLE IV

INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 3161 N.W. 47th Avenue, Suite 214, Lauderdale Lakes, FL 33319. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

                                   ARTICLE VII



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DIRECTORS

     The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the initial Board of Directors are as follows:

Stanley Bo Fineberg
3161 N.W. 47th Terrace
Suits 214
Lauderdale Lakes, FL  33319

                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing these Articles of Incorporation as subscriber is:

Eric P. Littman
Suits 202
1428 Brickell Avenue
Miami, FL  33131

                                    ARTICLE X

VOTING FOR DIRECTORS

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

                                   ARTICLE XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                   ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XIV

FLORIDA STATUTES

     The corporation expressly elects not to be governed by the provisions of Sections 607.108 and 607.109, Florida Statutes.

                                   ARTICLE XV

RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

Eric F. Littman
Suite 202
1428 Brickell Avenue
Miami, FL  33131

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 9th day of January, 1989.


                                                      /s/ Eric P. Littman
                                                 -------------------------------
                                                   Eric P. Littman, Subscriber

Subscribed and Sworn to this 9th day of January 1989.

Before me:


/s/
-------------------------------------------------------
Notary Public

My Commission Expires:
Notary Public, State of Florida at Large
My Commission Expires Feb. 25, 1991